As Filed With the Securities and Exchange Commission on July   , 2001

                  SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.   20549
___________________________________________________________________________

                           FORM SB - 2
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          SCIENTIO, INC.
                   (Name of Small Business Issuer)
____________________________________________________________________________

Delaware                            7372                    11-3581664
(State of Incorporation)            (SIC)                   (Employer I.D.#)

                          461 Beach 124 Street
                      Belle Harbor, N.Y. 11694
                           (718) 318-0994

     (Address and telephone number of principal executive offices and principal place of business)

                           Gerald Kaufman
                        33 Walt Whitman Road
                               Ste 233
                  Huntington Station, New York 11746
                            (631) 271-2055

         (Name, Address and telephone number of agent for service) Approximate date of commencement or proposed sale to the public:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same
offering.   [     ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the
Securities Act Registration Statement number of the earliest effective
Registration Statement for the same offering.  [     ]

If this Form is a Post-Effective Amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration
Statement for the same offering. [    ]

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.   [    ]

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities
Act of 1933, check the following box:   [    ]





                     CALCULATION OF REGISTRATION FEE

Title of each class Dollar         Proposed   Proposed       Registration
Of securities to be amount to      maximum    maximum
Registered          be registered  offering   aggregate fee
                                   price      offering Price
                                   Per share
__________________________________________________________________________
Common Stock        403,000 shares $0.03 (2)  $12,090-        $100  (3)
($.001 par value
 Per share) (1)
__________________________________________________________________________


1. Shares of common stock of the registrant being distributed to shareholders of Modern Technology Corp.

2. Based upon the book value of the stock solely for purposes of calculating the registration fee pursuant to Rule 457.

3.      The Registration Fee is the minimum amount.


The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.























                        PRELIMINARY PROSPECTUS
                         Subject to Completion

                      SCIENTIO, INC. ("SCIENTIO")

                              PROSPECTUS

                     403,000 Shares of Common Stock

The shares of Scientio being offered will be issued as a dividend distribution to the shareholders of Modern Technology Corp. ("Modern")
of record as of July      ,   2001 on the basis of one share of
Scientio common stock for each 50 shares of Modern common stock.

This is our initial public offering and no public market currently exists
for our shares.   We cannot guarantee that any market will develop for our
shares.     We will apply for listing on the over-the-counter Bulletin
Board under the symbol.    "      ".

The Scientio shares involve a high degree of risk.   You should carefully
consider the information appearing under the caption "Risk Factors", on page.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if
this prospectus is truthful or complete.   Any representation to the
contrary is a criminal offense.

             THE DATE OF THIS PROSPECTUS IS JULY     , 2001


















                          SCIENTIO, INC.

                           PROSPECTUS

                        TABLE OF CONTENTS

Prospectus Summary .................................................
Risk Factors........................................................
Capitalization......................................................
Dividend Policy.....................................................
Information Concerning Modern.......................................
Federal Income Tax Consequences
    Of the Distribution.............................................
Management's Discussion of
    Plan of Operation...............................................
Description of Scientio's Business..................................
Management of Scientio..............................................
Executive Compensation..............................................
Related Transactions................................................
Principal Shareholders of Common Stock..............................
Description of Securities of Scientio ..............................
Legal Matters ......................................................
Experts.............................................................
Disclosure of Company Position on Indemnification for Securities
    Act Liabilities.................................................
Financial Statements................................................

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent
information, you should not rely on it.   We are not making an
offer to sell these securities in any jurisdiction where the offer or sale is not permitted.








                        PROSPECTUS SUMMARY





THIS SUMMARY HIGHLIGHTS  MATERIAL INFORMATION REGARDING OUR COMPANY
AND THE OFFERING CONTAINED IN THIS PROSPECTUS.    HOWEVER, THIS SUMMARY
IS NOT COMPLETE AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE
IMPORTANT TO YOU.    YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY,
INCLUDING THE FINANCIAL DATA AND RELATED NOTES, BEFORE MAKING AN INVESTMENT DECISION.


Organization and Business of Scientio.

      Scientio was incorporated in the State of Delaware, on December 11, 2000.


Agreement with Modern Technology Corp.

      On December 8, 2000, Modern entered into an agreement with Andrew Edmonds, President, and Anneke Edmonds, principal shareholder, to form Scientio and whereby Modern agreed to purchase 403,000 shares of Scientio representing 20% of the outstanding shares, for an investment of $188,500 and an additional investment of approximately $50,000 to cover the costs of registering those shares and distributing them to shareholders of Modern.

Risks

      In addition to those risks that are common to all business undertakings and investments, Scientio's unproven and unprecedented products may present difficulties with acceptance and implementation of the Company's development plan.

Public Ownership of Scientio

      Scientio's management and board of directors decided that public ownership is consistent with, and would best support, Scientio's
strategic business development plan.   To this end, Scientio entered
into an agreement with Modern that provided for Modern to receive shares for its investment and distribute them to its shareholders.

The Offering

      We are registering for distribution by Modern to its security
holders 403,000 shares of our common stock.   Distribution will be
made on the basis of 1 share of Scientio for each 50 shares of
Modern owned by shareholders on July    , 2001.

Forward Looking Statements

      This prospectus includes forward-looking statements.   We have
based these forward-looking statements on our current expectations
and projections about future events.   We identify forward-looking
statements with the words "plan", "expect", "anticipate", "will",
"should", and similar expressions.   These forward-looking
statements are subject to risks, uncertainties and assumptions about us which are discussed in the Risk Factors section below as well as
throughout this prospectus.   In light of these risks, uncertainties
and assumptions, the forward-looking events discussed in this prospectus
might not occur.   In light of the significant uncertainties inherent
in the forward-looking statements made in this prospectus, particularly in view of our early stage of operations, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.


Location

      Our offices are located at 461 Beach 124 Street. Belle Harbor, N.Y. 11694 and at Haydon House, Station Road, Woburn Sands, Bucks
MK 178RX in the United Kingdom. Our telephone number in the U.S.A. is 718 318-0994 and in the United Kingdom 44 1908 584-226. We use Modern Technology Corp's office in the United States. Our Internet web site is located at http://www.metadatamining.com

                           RISK FACTORS

      An investment in our securities is speculative and involves a high degree of risk. Please carefully consider the following risk factors, as well as the possibility of the loss of your entire investment, before deciding to invest in our securities.

Financial Position

      We are a very early stage company, we have a limited history, no
revenues and we expect losses in the future.   We have never been
profitable, we expect to incur net losses for the foreseeable future
and we may never be profitable.   We have incurred only expenses
from inception through March 31, 2001 and no revenues. As of March 31, 2001, we had an accumulated deficit of $49,180.

      We have only recently introduced our new products and services.
As a result of our very limited operating history, it is difficult to forecast our future operating results. We expect to substantially increase our sales and marketing, product development and general administrative expenses. As a result, we will need to generate significant revenues to achieve and maintain profitability in the future. Our future operating results will depend on many factors, including:

      *      The overall growth rate for the markets in which we compete.
      * The level of market acceptance of, and demand for, XML technology in general and our XML products in particular.
      *      The level of product and price competition.
      * Our ability to attract, train and retain consulting, technical and other key personnel.

If the market's acceptance and adoption of XML technologies does not develop, our future results may suffer.

      All of our products are based upon and rely solely upon XML technology, which has only recently been commercially introduced.
While we believe XML has demonstrated clear advantages over the previous methodologies for transferring data between databases and web servers, web servers and internet browsers and between business automation servers over the Internet or intranets, there are many such systems in existence and we cannot predict the uptake or conversion rate of existing systems in existence and we cannot predict the uptake or conversion rate of existing systems or the percentage of new web sites that will adopt XML.

     We cannot be sure that XML technology and XML based products will achieve broad market acceptance, that our XML products will be accepted or that other superior technologies will not be developed. XML is a W3C standard; W3C are the people who run the web.

      The failure of XML or of our XML products to achieve broad acceptance would adversely affect our ability to generate revenues. The XML technology is one of several competing technologies used in information exchange and Internet commerce.

Lack of growth or decline in Internet usage or the lack of acceptance of commerce conducted via the Internet could be detrimental to our future operating results.

      Our products enhance a company's ability to transact business and conduct operations utilizing the Internet. Therefore, our future sales and any future profits are substantially dependent upon the widespread acceptance and use of the Internet as an effective medium of commerce of
consumers and businesses.    Rapid growth in the use of the Internet
and other online services is a recent development, and we are unsure whether that acceptance and use will continue to develop, or that a sufficiently broad base of consumers will adopt and continue to use the Internet and other online services as a medium of commerce. To be successful, we must rely on consumers and businesses, which have historically used traditional means of commerce to purchase products, accepting and utilizing new ways of conducting business and exchanging information over the Internet.

      In addition, the Internet may not be accepted as a viable commercial marketplace for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies and web performance improvements. If the Internet continues to experience significant growth in the number of users, frequency of use or an increase in bandwidth requirements, the
Internet's infrastructure may not be able to support the demands placed
upon it.   In addition, the Internet could lose its viability due to
delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, or due to
increased governmental regulation.   If Congress, or other governing
bodies within and outside the United States, decide to alter materially the current approach to, and level of, regulation of the Internet, we may need to adapt our technology. Any required adaptation could cause us to spend significant amounts of time and money. If use of the Internet does not continue to grow or grows more slowly than expected, if the infrastructure for the Internet does not effectively support growth that may occur, if government regulations change, or if the Internet does not become a viable commercial marketplace, our business will likely suffer.

Intense competition and increasing consolidation in our industry could create stronger competitors and harm our business.

      The market for our products is intensely competitive, highly fragmented, characterized by rapid technological change and significantly affected by new product introductions. Recent acquisitions of several competitors by large software companies and other market activities of industry participants have increased the competition in our market. Our competitors consist of a number of private and public companies, including, among others, Sequoia Software, which markets an XML search engine called Xdex for intranet use; Inktomi, which has already established relationships with companies such as America Online, British Telecommunications, Cnet, Excite@Home, Intel, Microsoft, Sun
Microsystems and Yahoo, each of which uses XML for various purposes; Ultraseek, a division of Go.com (a Disney company) whose customers include Sun Microsystems, 3Com, Ericsson and others; and IBM, which has modified an existing HTML search tool to accommodate XML documents.
In addition, we face competition from in-house software developers who may develop some or all of the functionally that our products provide. Many of our competitors have longer operating histories, significantly greater financial, technical, marketing and other resources, greater name recognition, a broader range of products to offer and a larger installed base of customers, any of which factors could provide them with a significant competitive advantage.

If we fail to develop strategic relationships with industry partners, our efforts to license our product may be unsuccessful.

      At the present time, we lack an existing installed customer base to which our innovative products and services can be offered. As a result, we will need to establish critical strategic relationships with industry partners who have large installed customer bases to whom we can offer licenses to our products, which may be combined or bundled, with their own software. If we are not successful in establishing these relationships, it will be more difficult for us to be successful in our efforts to achieve a large customer base for our products.

In order for our business to be successful, it will be necessary to convince businesses to adopt a new technology and platform.

      As we do not have an existing customer base, our success will be dependent upon our ability to convince business to business e-commerce users to adopt XML technology and our XML analysis technology. Many business e-commerce users already have long-term customer agreements with our e-commerce competitors with whom we may be unable to establish a strategic partnership. Businesses that have made substantial up-front payments to our competitors for electronic commerce solutions may be reluctant to replace their current solution and adopt our solution. As a result, our efforts to create a larger customer base may be more difficult than expected even if we are deemed to offer products and services
superior to those of our competitors.   In addition, because the business
to business e-commerce market is new and underdeveloped, potential customers in this market may be confused or uncertain about the relative merits of each electronic commerce solution or which electronic commerce solution to adopt, if any. Confusion and uncertainty in the marketplace may inhibit customers from adopting our solution.

If we fail to develop new products and services in the face of our industry's rapidly evolving technology, our future results may be adversely affected.

      Due to the recent emergence of the Internet and the Web as a forum for conducting business, the market for Web application server systems in which we participate is subject to rapid technological change, changing customer needs, frequent new product introductions and evolving industry standards that may render existing products and services obsolete. Our growth and future operating results will depend in part upon our ability to enhance existing applications and develop and introduce new applications or components that.

      * meet or exceed technological advances in the marketplace
      * meet changing customer requirements
      * achieve market acceptance
      * integrate successfully with third party software and platforms, and
      * respond to competitive products

      Our product development and testing efforts have required, and we are expected to continue to require, substantial investment. We may not possess sufficient resources to continue to make the necessary investments in technology.

We will continue to need significant capital, without which our business may fail

      We have required significant capital to date and will require additional capital to fully implement our business plan. We do not currently have arrangements with respect to other sources of additional financing and there can be no assurance that additional financing will be available to us on commercially reasonable terms or at all.
The inability to obtain additional financing, when needed, would have a material adverse affect on us, including possibly requiring us to curtail or cease our operations. To the extent that future financing involves the sale of our equity securities, other then existing stockholders, including investors in this offering, could be substantially diluted.

We need to manage our growth effectively or we may not succeed.

      We need to be a growing company. Our ability to manage our growth will depend in large part on our ability to generally improve and expand our operational and sales and marketing capabilities. Additionally, we may not adequately anticipate all the demands that growth may impose on our systems, procedures and structure. Any failure to inadequately anticipate and respond to these demands or manage our growth effectively would have a material adverse affect on our future prospects.

Security risks of electronic commerce may deter future use of our products and services.

      A fundamental requirement to conduct Internet based business to business electronic commerce is the secure transmission of confidential information over public networks. Failure to prevent security breaches in the marketplaces, or well-publicized security breaches affecting the Web in general, could significantly harm our business, operating results and financial condition. We cannot be certain that advances in computer capabilities, new discoveries in the field or cryptography, or other developments will not result in a compromise or breach of the algorithms we use to protect content and transactions or proprietary information in our databases. Anyone who is able to circumvent our security measures could misappropriate proprietary, confidential customer information or cause interruptions in our operations. We may be required to incur significant costs to protect against security breaches or to alleviate problems caused by breaches.

If we lose our key personnel or fail to attract and retain additional personnel, the success and growth of our business may suffer


A significant portion of our management team has been in place for a relatively short period of time. We do not have written employment agreements with any of our key personnel. We only have a limited consulting arrangement with Mr. Andrew Edmonds, our president and the chief technology leader of the XML products. Our future success will also depend significantly on our ability to attract, integrate and retain highly skilled technical personnel who are active and highly regarded in the XML community. As XML technology is relatively new, the degree to which it is accepted and absorbed in the marketplace is dependent, in part, upon assembling technology personnel who have the credibility and skills to successfully promote acceptance of our products. If we are unable to attract, integrate and retain such persons, our business could be adversely affected. We will obtain a key man life insurance policy on Andy Edmonds in the amount of $1,000,000 after the effective date of the registration statement.
If we were to lose his services it would have a material adverse effect upon our competitive position in the industry.



Capacity restrictions of our XML-based products could reduce the demand and utility for our products


Concurrency restrictions can limit Internet deployment and use capacity. The boundaries or our XML analysis capacity, in terms of numbers of concurrent users or interactions, are unknown because, to date, no customer or testing environment has reached these boundaries. The XML analysis capacity boundaries may, at some future time, be reached and, when reached, may be insufficient to enable our customers to achieve their desired levels of information deployment and exchange. We may lose customers or fail to gain new customers if either of these occurs.


Certain Market Information

There currently exists no public trading market for our common stock, and there can be no assurance that a public trading market will develop or be sustained in the future. Without an active public trading market, there can be no assurances that you will be able to liquidate your investment without considerable delay, if at all. If a market does develop, the price for our securities may be highly volatile and may bear no relationship to our actual financial condition or results of operations. Factors we discuss in this prospectus, including the many risks associated with an investment in us, may have a significant impact on the market price of our common stock. Also, because of the relatively low price of our common stock, many brokerage firms may not effect transactions in the common stock.


     In addition, it is likely that our common stock will be subject to rules adopted by the Commission regulating broker dealer practices in connection with transactions in "penny stocks." Those disclosure rules applicable to "penny stocks" require a broker dealer, prior to a transaction in a "penny stock" not otherwise exempt from the rules, to deliver a standardized list disclosure document prepared by the Commission. That disclosure document advises an investor that investment in "penny stocks" can be very risky and that the investor's salesperson or broker is not an impartial advisor but rather paid to sell the shares. The disclosure contains further warnings for the investor to exercise caution in connection with an investment in "penny stocks," to independently investigate the security, as well as the salesperson with whom the investor is working and to understand the risky nature of an investment in this security. The broker dealer must also provide the customer with certain other information and must make a special written determination that the "penny stock" is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Further, the rules require that, following the proposed transaction, the broker provide the customer with monthly account statements containing market information about the prices of the securities.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock. Many brokers may be unwilling to engage in transactions in our common stock because of the added disclosure requirements, thereby making it more difficult for stockholders to dispose of their shares.

                              DIVIDEND POLICY


We have not declared or paid cash dividends on our common stock in the preceding two fiscal years. We currently intend to retain all future earnings, if any, to fund the operation of our business, and therefore, do not anticipate paying dividends in the foreseeable future. Future cash dividends, if any, will be determined by our Board of Directors, based upon such factors as the Company's historical and projected earnings, its working capital surplus and anticipated demands for capital expenditures.


                              CAPITALIZATION


The following table sets forth the capitalization of Scientio as of March 31, 2001. This table should be read in conjunction with the accompanying Financial Statements and Notes.
                                                             $
Stockholders Equity


Common Stock $.001 par value,
 30,000,000 Shares authorized,
   2,015,000 Shares issued and outstanding.                  2,015
Paid-in capital                                            197,548
(Deficit) Accumulated during the Development Stage         (49,180)
Subscription Receivable                                    (88,500)
                                                          ________
     Total Capitalization                                   61,883
                                                          ========

                        INFORMATION CONCERNING MODERN

      Modern Technology, Inc., is a Nevada company that is publicly owned (but not traded). It is engaged in financial consulting activities and through a subsidiary, an internet business to business marketplace. Modern has over 350 shareholders with 20,150,000 outstanding common shares.

      On December 8, 2001, Modern and Scientio entered into an agreement whereby Modern invested $188,500 in the Common Stock of Scientio and received 403,000 shares equal to 20% of the outstanding shares. Modern also agreed to invest up to $50,000 to defray expenses of registering the shares issued to Modern and to allow the distribution on a pro rata basis to Modern shareholders.

      Modern will distribute 403,000 of the Scientio shares to
the Modern shareholders of record date             , 2001 on the basis
of one Scientio share for each 50 Modern common share.

      Modern shareholders will initially have their ownership of Scientio common stock registered only in book-entry form in which no certificates
are issued.   On the distribution date, each Modern shareholder of
record as of the close of business on the record date will be mailed one share of Scientio common stock for each 50 shares of Modern Technology Corp they hold. Modern shareholders that hold their stock in street name will have their Scientio common stock credited to their brokerage accounts. The record date for the distribution is the close of
business on    , 2001.

      Modern shareholders will not be required to pay any cash or other consideration to receive Scientio common stock in the distribution.
No fractional shares will be issued. Arthur Seidenfeld, president of Modern will provide a limited number of his shares in Scientio to those Modern shareholders holding more than a half share in Scientio to round up to the nearest whole number (a total of less than 500 shares is available for rounding).

      Scientio was created to develop XML datamining products. We believe that if our stock is traded in the public markets it will be easier for us to raise capital to fund our operations. We therefore entered into the agreement with Modern to have our stock distributed as a dividend to Modern.




            FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION

      The following discussion is a general summary of current Federal Income tax consequences of the Distribution as presently interpreted, and a shareholder's particular tax consequences may vary depending on his individual circumstances. You are urged to consult your own tax advisor as to the particular tax consequences to you of the Distribution, including, without limitation, the applicability and effect of any state, local or foreign tax laws and the possible effects of changes of applicable tax laws.

      The Internal Revenue Service will not give an advance ruling as to the valuation of the Scientio common stock to be distributed as a dividend by Modern to its shareholders. The IRS is not bound by any determination made by Modern as to the fair market value of the property distributed to the Modern shareholders.

      The distribution of Scientio common stock to Modern shareholders as a
dividend is a taxable event.   Section 301 of the Internal Revenue Code of
1986 provides that the taxable amount of the dividend shall be the fair market value of the property distributed. Section 316 of the Code provides generally that a corporate distribution will be treated as a dividend to the extent the distribution is paid out of earnings and profits accumulated since 1983, or out of earnings and profits for the
year of the distribution.    Management believes Modern has accumulated
earnings and profits in the corporation as of June 30, 2000. The year of the distribution will be fiscal 2002. Thus, the distribution will be taxable as an ordinary dividend only to the extent there are accumulated earnings and profits.

      If Modern has no earnings and profits for the year 2002, then the distribution will be treated as a dividend of Modern to the extent of the fair market value of the property distributed, to the extent of accumulated earnings and profits. If the fair market value of the distribution is greater than the accumulated earnings and profits of Modern, the excess will be treated as a liquidating distribution. Generally a liquidating distribution is treated as a return of the shareholder's basis, reducing his or her tax basis in the investment. To the extent the distribution exceeds the tax basis of the investment, the excess will be treated as a gain from the sale of the investment. If Modern has earnings and profits for the year 2002, but not enough earnings and profits to cover the value of the property distributed, then the distribution will be taxed as an ordinary income dividend to the extent of the earnings and profits through 2002 and any remainder will be treated as a liquidating dividend. If Modern has accumulated earnings and profits through the date of distribution that exceed the value of the distribution then the entire distribution will be considered a taxable dividend to the shareholders.

      Corporate holders of Modern shares (other than S Corporation) may be entitled to the dividends-received deduction, which would generally allow such shareholders a deduction, subject to certain limitations, from their gross income of either 70% or 80% of the amount of the dividend depending on their ownership percentage in
Modern.   The holding period for the Modern shareholders for the
Scientio common stock received in the Distribution will commence on the date of the Distribution.

      Computation of Fair Market Value.  For income tax purposes,
Fair Market Value is the price at which a willing buyer and a willing seller would agree to exchange property, neither being under a compulsion to buy or sell. Fair market value must be determined on the date (or as close to as possible) of the distribution. Since there is no trading market for Scientio shares, fair market value will be calculated at the appropriate time using other valuation techniques.


      The recipients of the distribution are not paying for the shares received and are therefore not making a decision about investing in the shares. The tax consequences of the distribution do not change the fact that shareholders of Modern will receive the shares and the tax consequences will be delivered to each shareholder in the ordinary course of business after the computation of earnings and profits for Modern for the year 2002.

   MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION AND PLAN OF OPERATION.

      We are in the development stage, not yet generating any revenues. We have completed development of our first two XML datamining software products- XML Miner and XML Rule which we are currently offering for sale on our Company's website. For the period from inception
(December 12, 2000) to March 31, 2001 we incurred expenses of $49,180 consisting of funds paid to our president ($30,187) as part of a management's agreement, fees for professional services ($10,103), general and administrative expenses ($8,817), depreciation expense ($248) and offset by interest income of $175-. The expenses, offset by interest income resulted in a net loss of $49,180.

     We received initial funding from Modern Technology Corp., ("Modern") one of our principal shareholders. As of March 31, 2001, Modern invested $100,000 and has committed to our company to invest an additional $88,500 before June 1, 2001. We believe these funds will be sufficient to cover working capital needs through March 31, 2002. At March 31, 2001, we had shareholders' equity of $61,883.


                              BUSINESS


Our Company develops markets and supports software components that can be used to analyze data (data mining) flowing in the XML (extensible markup language) protocol between computers over the Internet or Intranets. The end user of these software products can build intelligent interfaces for e-business to improve profitability, dynamically select business partners and terms and improve support to customers. We believe we are the only software company to focus on data mining data in the XML format.

Our two products, XML Miner and XML Rule can be purchased by developers of internet web sites and general software, XML Mine and XML Rule will be used by internet web or general application software developers seeking to add intelligence to an internet web site or application. Examples are an insurance web site pre-screening customers into specific risk groups to be offered particular products. On a financial services web site, selecting product offerings based on a simple questionnaire or on a web site where customers are shown specific products which may be of interest to them based upon their past buying history.

Background Information

      We live in the information age, Large quantities of information are generated daily around the world by different computer systems and then stored in databases. The format of that data is almost entirely exclusive to the organization that created it. Data cannot be shared between computer systems, even of the same type and running the same software, unless the format and structure of the data is known to both parties. Until recently, conversion almost always required custom made programming and special purpose solutions.

      XML was invented as an international standard to change all this. XML is used for transactions and passing data in relatively small lumps between machines running different operating systems and software, frequently across the Internet.


      XML permits information to be transferred in a format that is universally accessible and readable by both men and machine.
The structure and meaning of the data transferred via XML, enclosed as a stream of text or a document, can be explained using another document
(a DTD-document type definition) that sets out the formal and structure of the first document in a way that is again universally accessible and controlled by international standards. Consumers and creators of data with a common interest, for example, financial traders, medical insurers can and have agreed on a common DTD that permit them to exchange data freely over the internet in a common format.

      A strong area of growth for XML is the business to business market where companies are looking for savings in communication between manufacturers, suppliers and dealers passing orders, confirmations, delivery notes between different and dissimilar computer systems over the Internet using XML.

      Data Mining is the process of finding meaningful relationships in data that help to predict some useful and perhaps profitable fact or event. Examples are predicting customer behavior in supermarkets based on purchasing patterns, detecting patters of fraudulent transactions or identifying customers who are bad risks for credit or insurance. Depending on one's educational background, data mining can be considered an extension of statistics and probability theory or Artificial/ Computational Intelligence. Both these disciplines are useful in this field and can overlap in their application.

      Data mining products have in general been tied to databases of a particular type. One of Microsoft's newest products. SQL Server 2000, includes basic elementary data mining built in. Manufacturers of more general products have had to adapt their software to work with multiple databases and carry the related costs of testing and support.

      XML offers the opportunity to develop data mining tools that operate directly on XML documents themselves, whatever DTD is used. Such tools would not need to support multiple database types or be relegated to niche markets. In addition, the way in which XML is used and the way in which business applications are frequently arranged in tiers, with the middle tier performing the legacy database to XML conversion and checking against business rules, offers an ideal place inside computing systems to locate data mining tools if they understand XML.


      Data mining tools must be considered as separate from the normal analytical processing of data. Data mining is concerned with vague and fuzzy data, and relationships that do not always hold, but hold often enough to be useful. This requires far more sophisticated software than is currently on sale in the XML market. Our company has developed just such a set of tools.


      The data mining process can be thought of as consisting of two parts, the discovery of relationships and the exploitation and use of them. The discovery process need not be performed every day, or even every week, assuming that the relationships detected have a reasonable lifetime. A user would typically wish to exploit very opportunity that came about, however, this might be every few milliseconds in a busy system. The discovery system can be relatively complex and run either continually or in a batch or group mode. The exploitation systems must be simple and very fast.

Products

We have two products, XML Miner and XML Rule. XML Miner is the discovery program. It analyzes data prescribed in XML files, strings or data islands and stores the results in another XML file or string, the rule file. The file or string containing the discovered rules can be passed on to XML Rule, which is the exploitation program. Data flowing in or out of a business server in XML format can flow through XML Rule, the exploitation component, which will apply the rules and phase, if so wished the results directly into the XML data stream. Alternatively, XML Rule can be accessed programmatically so that data values passed from a user or calculated on the server can be placed into XML Rule, and the results used to change the flow of a program especially one running on an internet server.

The opportunity exists with these software tools to do things like apply a risk rating to online customers automatically, to segment customers online, filtering out likely low spenders or predicting customer likes and dislikes. The users server would receive all of the customer's data, plus the analyses of it provided by XML Rule. Where data is complete and where values can be determined from other data values that are present XML Rule can fill in the missing data. For instance, a customer may supply height and weight to a web site but not dress size for an online clothing retailer. XML Rule could predict the dress size, assuming training data were available.

Technology

XML development, although very new, has proceeded a lot like the early days of Internet development. Companies and individuals have developed solutions that can be used on a wide variety of software platforms, such as MS-Dos, Microsoft Windows, Macintosh and Linux, and then giving them away free or at low cost. These are "loss leaders" intended to give the company a presence in the new XML market,and have created a strong interest in this technology, and provided the basic tools to use it.
The opportunity is present for more sophisticated tools, priced commercially, to take advantage of the market that has already been built.

Our first products XML Miner and XML rule are coded as COM objects and will run only on Microsoft platforms with Microsoft servers. Our initial product, the XML Miner version1.00, is priced for single users at $800, for Server, priced at $3,000 and the XML Miner version 1.00 Server upgrade is priced at $2,200. XML Miner is presently offered for sale on our Internet web site http//www.metadatamining.com.

Competition

A search of the data mining and XML communities on the Internet has not found any direct competition as at this time we are not aware of any products which are similar to our software products. There were no data mining products marketed directly to the XML community, nor XML products marketed to the data mining community. We are the only company to focus on data mining data in the XML format. Microsoft has made significant investment in XML and XML is vital to its future plans but the data mining center in Microsoft is small and relatively unproductive.
The software data mining firms are currently targeting large corporate databases. A new growth area is web mining, and this may well lead them into XML in the new future.


A software developer could buy products off the shelf and assemble something that would perform the same tasks, but only after writing a good deal of code to link these objects. A software developer that created such a solution for a web site he or she was working on would be unlikely to see the solution as one he or she could sell to others, since it would contain objects he or she did not own. The developer would look at our products as something to use on his or her next website design that would save him or her money and achieve the same ends more efficiently with less requirement for coding testing and debugging.

XML Miner and XML Rule can be applied to two classes of problems: those that has gone unsolved because the people with the problem did not know anything about artificial intelligence or thought the solution would be too expensive to implement, or the other class, problems that have already been solved with special purpose code that cannot be re-used, where we can offer a solution that is more efficient. The whole component software business runs on the concept that it is almost always cheaper to use a component written by someone else that has been thoroughly tested and encapsulates knowledge that would be expensive to obtain rather than write your own to use just once and pay for all the testing and bugs.

Markets

Software can be divided into two basic categories, software for developers and software for end users. Developers can be those looking to create new products for sale, or working inside large firms integrating products together to produce business platforms such as internet web sites. XML Miner and XML rule are components, not entire solutions in their own right. They cannot at present be used by end-users without any technical abilities. There is a pre-existing market for business components like XML Miner and XML Rule. At present XML Rule will be offered for sale with XML Miner, but not as a stand alone product as we are working on adding some secondary applications to XML Rule that will make it more useful to developers.

Our products are therefore geared to software developers. Our sales and marketing approach combines direct sales through our London office with a web presence at our http://www.metadataming.com website.
The basic software for our XML Miner and XML Rule are available as a free but time and user limited download at our metadatamining website allowing developers to sample the software before committing to a purpose. By allowing free downloads of the XML Miner and XML rule software, we believe we will expose our XML products to its intended audience of software developers.


We are planning to advertise our XML products on relevant web site and to place our products for sale with a company which is a vendor of component software. This Company is a market place for technical decision makers (including software developers) involved in specifying, locating and buying software components. One of their marketing approaches is to send out compact discs (CD's) with every Microsoft development system with details of all of the component software they sell. We will also list our metadatamining web site on Internet search engines. We also anticipate reaching software developers through direct email advertising and advertising in publications devoted to software developers.


We have filed trademark applications for the names XML RULE and XML MINER with the United States Patent and Trademark Office with a filing date of February 6, 2001. We currently own the following domain names, all of which will be used as alternative addresses for our web site or future spin offs from the site: metadatamining.com, FuzzyInference.com,xmlminer.com,xmlrule.com and websiteanalyzer.com.


                              MANAGEMENT

       The officers and directors of the Company are as follows:

NAME                     AGE                  POSITION

Andrew Edmonds            45                  President and Director
Anneke Edmonds            39                  Treasurer and Director
Arthur Seidenfeld         50                  Secretary and Director

Andrew Edmonds

      Dr. Edmonds has been President of the Company since its formation in
December 2000.    During the past ten years he has acted as a director and
chief technology officer of various companies concerned with creating software making use of artificial and computational intelligence. In 1987, he wrote his first commercial software product, a neural network simulator
called Neurun. This was  Britain's first Neural network product.   In 1989,
he formed a new company called Neural Computer Sciences and produced the first Windows based Neural network system in 1990. In 1993, he developed a product that dynamically created financial trading systems called
Darwin and thereafter his company, Science in Finance developed products exclusively for Transworld Oil, a Bermuda based futures trading company.
He is the author of a variety of published papers covering Neural networks, genetic algorithms, Chaos theory, genetic programming and Fuzzy logic, and their applications to biotechnology, Financial time series prediction and other areas. From April 2000 to December 2000 he worked on consultancy projects investigating a speaker verification system for e-commerce
applications.    Dr. Edmonds received a PhD degree from the
University of Luton in 1996 and in 2000 he became a member of the British Computer Society.

Anneke Edmonds

      Mrs. Edmonds is the wife of Andrew Edmonds and for the past five years has been assisting her husband in marketing activities and in web site and graphic design. During 1990-1991 she was a Marketing Manager for Amscan, Ltd. Mrs. Edmonds has a B.A. Degree from Tulane University
(1985) and is a member of the Chartered Institute of Marketing.

Arthur Seidenfeld

      Mr. Seidenfeld is President and a Director of Modern Technology Corp., a public financial consulting company, which has invested in Scientio and will spin-off to its shareholders the Scientio shares it
owns.   Mr. Seidenfeld was President of Davin Enterprises, Inc., a
"blind pool" from 1987 to 1998 when it merged with Creative Masters, Inc. He is also President (since 1998) of Daine Industries, a "blind pool", which company previously owned Lite King Corp., which merged with National Cabling Service in 2000. He has a B.S. in Accounting from
New York University School of Commerce (1972) and an M.B.A. in
Finance from Pace University (1978).

Executive Compensation

      The only officer entitled to compensation is Andrew Edmonds, the President of the Company. Pursuant to the shareholder's agreement of December 8, 2000, Dr. Edmonds is to be paid a minimum salary of
$90,000 on or before December 8, 2001. Dr. Edmonds has agreed to transfer to the Company all improvements of the Company's products and any new software products he develops for a three year period ending
December 8, 2003.   In the event this salary is not paid to Dr. Edmonds
he will be free of the three year restriction provided all shares issued to Mrs. Edmonds are returned to the treasury of the Company.

            Certain Relationships and Related Transactions

      The Company was formed pursuant to an Agreement as of December 8, 2000 among Modern Technology Corp., Andrew Edmonds and
Anneke Edmonds where it was agreed to form the Company and issue 2,015,000 shares as follows: 1,591,850 shares to Anneke for assigning the software to the Company; 403,000 shares to Modern for $188,500 with an additional investment of up to $50,000 to cover registration costs and 20,150 shares to Richard Kashdan for services related to the formation of the Company.

PRINCIPAL SHAREHOLDERS

      The following table sets forth information with respect to beneficial ownership of our common stock by:

            * each person who beneficially owns more than 5% of the Common Stock;
            * each of our executive officers named in the Management section;
            *      each of our Directors; and
            *      all executive officers and Directors as a group.

      The table shows the number of shares owned as of July 1, 2001 and the percentage of outstanding common stock owned as of July 1, 2001. Each person has sole voting and investment power with respect to the shares shown, except as noted.

                            Number of Shares
                            Of Common Stock
Name and Address            Beneficially      Percentage of Outstanding
Of Beneficial Owner         Owned (1)            Shares Owned (2)_________
__________________________________________________________________________

Anneke Edmonds              1,591,850            79%

Andrew Edmonds                    -0-

Modern Technology Corp.(3)    403,000            20%

Arthur Seidenfeld (3)             -0-

(1) Beneficial ownership is based on information provided to us, and the beneficial owner has no obligation to inform us of or otherwise report any changes in beneficial ownership. Except as indicated, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2) The percentages shown are calculated based upon 2,015,000 shares of common stock outstanding on July 1, 2001.
In calculating the percentage of ownership, unless as otherwise indicated, all shares of common stock that the identified person or group had the right to acquire within 60 days of July 1, 2001 upon the exercise of options and warrants are deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person. There are currently no options outstanding.

(3) Upon completion of this offering, Modern Technology will distribute to its shareholders all its shares of the Company and will no longer own any shares. Arthur Seidenfeld as a shareholder, owning 47.9% of Modern will receive 193,096 shares of Scientio and his mother as a 12% shareholder of Modern will receive 48,530 shares.

                        DESCRIPTION OF SECURITIES

      We are authorized to issue 30,000,000 shares of Common Stock, par
value $.001 per share.   We do not have any authorized preferred shares.

      The Common Stock shall have voting rights on all matters requiring a vote of stockholders. Each share of Common Stock issued and outstanding shall be identical in all respects one with the other, and no dividends hall be paid on any shares of Common Stock unless the same is paid on all shares of Common Stock outstanding at the time of such payment.
The holders of Common Stock shall have exclusively all other rights of stockholders. There is no cumulative voting with respect to the election of Directors, with the result that the holders of more than 50% of the shares voting for the election of Directors can elect all of the Directors. The holders of Common Stock are entitled to receive dividends if declared by the Board of Directors out of funds legally available for them. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock.

Transfer Agent

      Our transfer agent is Jersey Transfer Trust Co. Their telephone number is 973 239-2712.

Reports to Shareholders

      We intend to furnish annual reports to shareholders which will include audited financial statements reported on by our certified public accountants. In addition, we may issue unaudited quarterly or other interim reports to shareholders as we deem appropriate. We will comply with the periodic reporting requirements imposed by the Securities Exchange Act of 1934.


Shares Eligible for Future Sales

      If a trading market develops, the market price of the Common
Stock may be adversely affected by the sale, or availability for sale, of substantial amounts of the Common Stock in the public market following
the distribution.   The 403,000 shares included in the distribution will
be freely tradable. However the 193,096 shares held by Arthur Seidenfeld, our secretary and director will be subject to Rule 144 of the Securities Act as discussed in the next paragraph. Shares can be sold subject to the volume limitations and other conditions of Rule 144.

      All of the other 1,612,000 outstanding shares of Common Stock may be sold in the public market only if registered or pursuant to Rule 144 of the Securities Act. The provisions of Rule 144 provide that these securities will be available for sale in the public market on December 15, 2001 which is one year from the date they were issued, subject to the volume limitations and other conditions of Rule 144.



                              LEGAL MATTERS

      The validity of the issuance of the Common Stock offered hereby will be passed upon for us by Gerald A. Kaufman, of 33 Walt Whitman Road, Suite 233, Huntington Station, New York 11746.




                                  EXPERTS

      Our financial statements as of March 31, 2001 and for the period from inception December 12, 2000 to March 31, 2001, have been included herein in reliance on the report of Greenberg & Company CPA's LLC, independent certified public accountants, appearing elsewhere herein, given upon the authority of that firm as experts in auditing and accounting.

                  DISCLOSURE OF COMPANY POSITION ON
            INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our certificate of incorporation and by-laws provide that we shall indemnify all of our directors and officers to the fullest
extent permitted by Delaware law.   Under such provisions, the
director or officer, who in his capacity as such is made or threatened to be made, party to any suit or proceeding, shall be indemnified if it is determined that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Interactive. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling Interactive pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.


















                                    SCIENTIO, INC.

                                 FINANCIAL STATEMENTS

                                    MARCH 31, 2001











                              I N D E X





                                                            Page


REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS              1


BALANCE SHEET - ASSETS                                          2


BALANCE SHEET - LIABILITIES AND EQUITY                          3


STATEMENT OF OPERATIONS                                         4


STATEMENT OF SHAREHOLDERS' EQUITY                               5


STATEMENT OF CASH FLOWS                                         6


NOTES TO THE FINANCIAL STATEMENTS                             7 - 8
















      REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






To the Shareholders and Board of Directors of SCIENTIO, INC.


We have audited the accompanying balance sheets of SCIENTIO, INC. (a development stage enterprise) as of March 31, 2001 and the related statement of operations, shareholders' equity and cash flows for the period December 12, 2000 (inception) to March 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements' presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SCIENTIO, INC. (a development stage enterprise) as of March 31, 2001, and the results of its operations and its cash flows for the period ended March 31, 2001, in conformity with generally accepted accounting principles.




                                                  GREENBERG & COMPANY LLC

Springfield, New Jersey
June 12, 2001

                              SCIENTIO, INC.
                  (A DEVELOPMENT STAGE ENTERPRISE)
                              BALANCE SHEET
                             MARCH 31, 2001


                                    A S S E T S






CURRENT ASSETS

      Cash and Cash Equivalents                                   $ 56,248
                                                                  --------

      TOTAL CURRENT ASSETS                                          56,248
                                                                  --------
FIXED ASSETS, At Cost

      Equipment                                                      4,177
      Software                                                       1,592
                                                                  --------
                                                                     5,769
      Less:  Accumulated Depreciation                                 (242)
                                                                  --------
      FIXED ASSETS, net                                              5,527
                                                                  --------
OTHER ASSETS

      Deposits                                                         157
                                                                  --------
      TOTAL OTHER ASSETS                                               157
                                                                  --------
TOTAL ASSETS                                                      $ 61,932
                                                                  ========



















See accompanying summary of accounting policies and notes to financial statements.

                              SCIENTIO, INC.
                              BALANCE SHEET
                  (A DEVELOPMENT STAGE ENTERPRISE)
                              MARCH 31, 2001


      L I A B I L I T I E S   A N D  S H A R E H O L D E R S' E Q U I T Y






CURRENT LIABILITIES
Accounts Payable and Accrued Expenses                             $     49
                                                                  --------
TOTAL CURRENT LIABILITIES                                               49
                                                                  --------

COMMITMENTS & CONTINGENCIES

SHAREHOLDERS' EQUITY

Common Stock - 30,000,000 Shares
 Authorized, 2,015,000 Issued &
 Outstanding Shares at $.001 Par Value                               2,015
Paid In Capital                                                    197,548
(Deficit) Accumulated during the
 Development Stage                                                 (49,180)
  Subscription Receivable                                          (88,500)
                                                                  --------
TOTAL SHAREHOLDERS' EQUITY                                          61,883
                                                                  --------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                        $ 61,932
                                                                  ========




















See accompanying summary of accounting policies and notes to financial statements.

                            SCIENTIO, INC.
                  (A DEVELOPMENT STATE ENTERPRISE)
                        STATEMENT OF OPERATIONS
      FOR THE PERIOD DECEMBER 12, 2000 (INCEPTION) TO MARCH 31, 2001






Interest Income                                                $      175

General and Administrative
  Expenses                                                         (8,817)

Officer Compensation                                              (30,187)

Professional Fees                                                 (10,103)

Depreciation Expense                                                 (248)
                                                               ----------
INCOME (LOSS) BEFORE INCOME TAXES                                 (49,180)

  Income Tax Expense (Benefit)                                        -0-
                                                               ----------
NET INCOME (LOSS)                                              $  (49,180)
                                                               ==========
Basic and Diluted Earnings (Loss) Per Share                    $     (.02)
                                                               ==========
Weighted Average Number of Shares
  of Common Stock Outstanding                                   2,015,000
                                                               ==========

























See accompanying summary of accounting policies and notes to financial statements.

                              SCIENTIO, INC.
                  (A DEVELOPMENT STAGE ENTERPRISE)
                  STATEMENT OF SHAREHOLDERS' EQUITY
      FOR THE PERIOD DECEMBER 12, 2000 (INCEPTION) TO MARCH 31, 2001




                                                (Deficit)
                                                Accumulated
                      Common Stock              During the                    Total
                      Number  $.001    Paid-In  Development Subscription   Shareholder's
                   of Shares Par Value Capital    Stage      Receivable       Equity
Initial Investment
 in Common Stock
 at (December 12,
 2000)                403,000    $403  $188,097               $(88,500)    $  100,000

Stock issued for
 service at
 December 12, 2000     20,150      20     9,451                                 9,471

Stock issued for
 Software at
 December 12, 2000  1,591,850   1,592                                           1,592

Net Income (Loss)
 for the period
 December 12, 2000
 (Inception)
 through March 31,
 2001                                              (49,180)                   (49,180)

                    ---------  ------  --------   ---------   ---------    ----------
BALANCES AT
 MARCH 31, 2001     2,015,000  $2,015  $197,548   $(49,180)   $(88,500)    $   61,883
                    =========  ======  ========   =========   =========    ==========















See accompanying summary of accounting policies and notes to financial statements.

                           SCIENTIO, INC.
                  (A DEVELOPMENT STAGE ENTERPRISE)
                        STATEMENT OF CASH FLOWS
      FOR THE PERIOD DECEMBER 12, 2000 (INCEPTION) TO MARCH 31, 2001


CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)                                               $   (49,180)
Adjustments to Reconcile Net Income (Loss)
 to Net Cash
Provided by (Used In) Operating Activities:
Depreciation                                                            248
             Stock Issued for Services                                9,471
Change in Assets and Liabilities:
Decrease (Increase) in Deposits                                        (157)
Increase (Decrease) in Accounts Payable                                  49
                                                                 ----------
Net Cash Provided By (Used In)
Operating Activities                                                (39,569)
                                                                 ----------
CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of Equipment                                               (4,177)
                                                                 ----------
Net Cash Provided By (Used In)
Investing Activities                                                 (4,177)
                                                                  ----------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Common Stock Insurance                                100,000
                                                                  ----------
Net Cash Provided By (Used In)
Financing Activities                                                100,000
                                                                  ----------
Effect of Exchange Rate Changes on Cash                                  (6)

Net Increase (Decrease) in Cash & Cash Equivalents                   56,248

Cash & Cash Equivalents at Beginning of Period                          -0-
                                                                  ----------
CASH & CASH EQUIVALENTS AT END OF PERIOD                         $   56,248
                                                                  ==========

Supplemental Disclosures of Cash Flow Information:
Cash Paid During the Period for:
Interest Expense                                                 $     -0-
Income Tax                                                       $     -0-

Non Cash Investing and Financing Transactions:
Stock Issued for Services                                        $    9,471
Stock Issued for Software                                        $    1,592





See accompanying summary of accounting policies and notes to financial statements.
                                                              Page 6 of 8


                            SCIENTIO, INC.
                  (A DEVELOPMENT STAGE ENTERPRISE)
                  NOTES TO THE FINANCIAL STATEMENTS
    FOR THE PERIOD DECEMBER 12, 2000 (INCEPTION) TO MARCH 31, 2001

NOTE 1:     ORGANIZATION AND NATURE OF OPERATIONS

            Scientio, Inc. (Scientio) is a Delaware corporation. Scientio is in the development stage and has not began any formal operations. Scientio's office is located in the United Kingdom. Scientio's principal purpose was to acquire the ownership and commercialization rights to a line of software products developed by Andy Edmonds and owned by Anneke Edmonds and designated "the family of XML products" defined as XML Miner, XML Rule and Strucfind. These products mine XML code to find relationships and predict values using fuzzy-logic rules, then apply them to web sites, applications, or anywhere that a COM control or Java bean can be used.

NOTE 2:     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            Currency Translation

            The Company's functional currency is the British pounds sterling in which most of revenue and expense are generated. For the reporting purposes, the reporting currency is the US Dollar. The translating functional currency statement into the reporting currency was performed in accordance with Statements of Financial Accounting Standards (SFAS) 52 and General Accepted Accounting
            Principles (GAAP).

            Cash and Cash Equivalents

            Cash equivalents consist of highly liquid, short-term investments with maturities of 90 days or less.

            Property and Equipment, At Cost

            Depreciation is calculated using the straight line method over the asset's estimated useful life, which is 5 years for equipment and 3 years for software. Depreciation expense for the Period
            December 12, 2000 (inception) to March 31, 2001 was $248.

            Revenue Recognition Policy

            The company recognized sales, for both financial statement purposes and for tax purposes, when the products are shipped to customers.








                                                                 Page 7 of 8





                                    SCIENTIO, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                        NOTES TO THE FINANCIAL STATEMENTS
      FOR THE PERIOD ENDED DECEMBER 12, 2000 (INCEPTION) TO MARCH 31, 2001
                                    (Continued)

            Estimates in Financial Statements

            The preparation of financial statements in conformity with Generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

            Income Taxes

            The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS")
            No. 109, "Accounting for Income Taxes." SFAS 109 has as its basic objective the recognition of current and deferred income tax assets and liabilities based upon all events that have been recognized in the financial statements as measured by the provisions of the enacted tax laws.

            Valuation allowances are established when necessary to reduce deferred tax assets to the estimated amount to be realized. Income tax expense represents the tax payable for the current period and the change during the period in the deferred tax assets and liabilities.

NOTE 3:     INCOME TAXES

            Income taxes are accrued at the statutory U.S. and state income tax rates.

            Income tax expense is as follows:
                                                             3/31/01
            Current tax expense (benefit):
              Income tax at statutory rates                  $   -0-

            Deferred tax expense (benefit):
              Operating Loss Carryforward                     (7,081)
                                                             -------
                                                              (7,081)
            Valuation allowance                               (7,081)
                                                             -------
            Total Tax Expense (Benefit)                      $   -0-
                                                             =======

            There are immaterial temporary tax differences. The Company has net operating loss (NOL) carryforwards for income tax purposes of approximately $47,000. This loss is allowed to be offset against future income until the year 2021 when the NOL's will expire.

            The loss has been fully reserved for in the valuation allowance account due to the startup of operations and the uncertainty of the company to achieve profitability in the future.

                                                                   Page 8 of 8




                                    PART II

                  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law provides for broad indemnification of officers and directors. Our Bylaws provide that we shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify all of our directors, as well as any of our officers or employees to whom we have agreed to grant indemnification. The By-Laws provide as follows:

      "No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability which may be specifically defined by law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by law. The corporation shall indemnify to the fullest extent permitted by law each person that such law grants the corporation the power to indemnify."

      Because the ByLaws of the Company provide for such imdemnification, the foregoing provisions of Delaware law and the organization documents of the Company are broad enough to permit the Company to indemnify its officers and Directors from liabilities that may arise under the Securities Act.

INSOFAR AS INDEMNIFICATION FOR LIABIITIES ARISING UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, MAY BE THE FOREGOING
PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE
COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS
EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.


                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth the estimated expenses in connection with this Registration Statement

Filing Fee-Securities and Exchange Commission           $
Fees and Expenses of Legal Counsel                      $ 20,000
Accounting Fees and Expenses                            $ 20,000
Blue Sky Fees and Expenses                              $  1,000
Printing and EDGARizing Expenses                        $  3,500
Miscellaneous Expenses                                  $  2,000
                                                        --------
                                                        $ 46,500
                                                        ========

            RECENT SALES OF UNREGISTERED SECURITIES; USE OF PROCEEDS
                        FROM THE REGISTERED SECURITIES

      On December 11, 2000, the Company was incorporated under the laws of the State of Delaware.

      The date, title, and amount of unregistered securities sold/issued by the Company are as follows:

      As of December 15, 2000, the Company issued 2,015,000 shares to three persons as follows: 1,591,850 shares to Anneke Edmonds 403,000 shares to Modern Technology Corp. and 20,150 shares to Richard Kashdan. These shares were issued for assignment of software, cash and services rendered, respectively.
There was no underwriter involved and the shares were issued pursuant to
Section 4(2) of the Securities Act.

                              EXHIBITS

(a)       Exhibits
3(I)      Articles of Incorporation
3(ii)     By-Laws of the Company
5.1       Opinion re:  legality
10.1      Agreement Between Andy Edmonds and Modern Technology Corp.
23.1      Consent of Counsel (included in Exhibit 5.1)
23.2      Consent of Greenberg & Company LLC.

__________________________________________________________________________

(b) The following financial statement schedules are included in this Registration Statement.

                              UNDERTAKINGS

            The undersigned registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

      (i) To include any registration statement required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the Registration Statement any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statements or any material change to such information in the registration statement.

      (b)   Insofar as indemnification for liabilities arising under
            the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registration pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore,
            unenforceable.   In the event that a claim for indemnification
            against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (c)   The undersigned registrant hereby undertakes that:

      (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of registration statement filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Registration Statement filed by the registrant pursuant to Rule 424(b)(1) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

      (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.






                              SIGNATURES



Pursuant to the requirements of the Securities Act of 1933, as amended, Scientio, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirments for filing on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 2nd day of July, 2001.


                                           SCIENTIO, INC.


                                    By: __________________________
                                          Andrew Edmonds
                                          President and Director


      In accordance with the requirements of the Securities Act of 1933, the Registration Statement was signed by the following persons in the capacities and on the dates stated:


                                      S/Andrew Edmonds_____________________
                                      Chief Executive Officer and Director


                                      S/Anneke Edmonds_____________________
                                      Chief Financial Officer and Director


                                      S/Arthur Seidenfeld__________________
                                      Secretary and Director


Dated:    July  2, 2001





Exhibit 3(l)
                        Certificate of Incorporation

                                    Of


                              SCIENTIO, INC.



      The undersigned, being of legal age, in order to form a corporation under and pursuant to the laws of the State of Delaware, does hereby set forth as follows:

      FIRST: The name of the corporation is:

                              SCIENTIO, INC.

      SECOND: The address of the initial registered and principal office of this corporation in the state is c/o United Corporate Services, Inc., 15 East North Street, in the City of Dover, County of Kent, State of Delaware 19901 and the name of the registered agent at said address is United Corporate Services, Inc.

      THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Delaware.

      FOURTH: The corporation shall be authorized to issue the following shares:

      Class        Number of Shares          Par Value
      -------      ------------------        ----------
      COMMON       30,000,000                $.001

      FIFTH: The name and address of the incorporator is as follows:

      Name                        Address
      ----------------            ------------------------------
      Michael A. Barr             10 Bank Street
                                  White Plains, New York 10606

      SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

      (1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws. Election of directors need not be by ballot unless by By-laws so provide.


      (2) The Board of Directors shall have power without the assent or vote of the stockholders:

                  (a) To make, alter, amend, change, add to or
            repeal the By-laws of the corporation; to fix and vary the amount of capital to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

                  (b) To determine from time to time whether, and to
            what times and places, and under what conditions the accounts and books of the corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

      (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders, at any meeting of the stockholders called for the purpose of considering any such act or contract, or through a written consent in lieu of a meeting in accordance with the requirements of the General Corporation Law of Delaware as amended from time to time, and any contract or act that shall be so approved or be so ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting, (or by written consent whether received directly or through a proxy) and entitled to vote thereon (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved, ratified, or consented to by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

      (4) In addition to the powers and authorities herein before or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such posers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.






      SEVENTH: No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section 102 (b)(7) of the Delaware General Corporation Law, as amended from time to time. The corporation shall indemnify to the fullest extent permitted by Sections 102(b)97) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the corporation the power to indemnify.

      EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

      NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.







      IN WITNESS WHEREOF, the undersigned executes this document and affirms that the facts set forth herein are true under the penalties of perjury this eight day of December, 2000.








                              S/MICHAEL A. BARR
                              Michael A. Barr, Incorporator


Exhibit 3(ii)
                              BY-LAWS

                                 OF

                            SCIENTIO, INC.


                              ARTICLE I
                               OFFICES

      SECTION 1. REGISTERED OFFICE. - The registered office shall be established and maintained at c/o United Corporate Services, Inc., 15 East North Street, Dover, Delaware 19901 and United Corporate Services, Inc. shall be the registered agent of this corporation in charge thereof.

      SECTION 2. OTHER OFFICES. - The corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                             ARTICLE II
                       MEETINGS OF STOCKHOLDERS

      SECTION 1. ANNUAL MEETINGS. - Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting.

      If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

      SECTION 2. OTHER MEETINGS. - Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

      SECTION 3. VOTING. - Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting, shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.


      A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares registered in the name of each shareholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

      SECTION 4. QUORUM. - Except as otherwise required by law, by the Certificate of Incorporation or by these By-laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote the meeting.

      SECTION 5. SPECIAL MEETINGS. - Special meetings of the stockholders for any purpose or purposes may be called by the President or Secretary, or by resolution of the directors.

      SECTION 6. NOTICE OF MEETINGS. - Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than ten nor more than sixty
(60) days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.








      SECTION 7. ACTION WITHOUT MEETING. - Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                          ARTICLE III
                           DIRECTORS


      SECTION 1. NUMBER AND TERM. - The number of directors shall be three (3). The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify. A director need not be a stockholder.

      SECTION 2. RESIGNATIONS. - Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

      SECTION 3. VACANCIES. - If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

      SECTION 4. REMOVAL. - Any director or directors may be removed, with or without cause, by the holders of a majority of all the shares of stock outstanding and entitled to vote, at an election of directors. (See Title 8 141(k) of the General Corporation Law for exception.)

      SECTION 5. INCREASE OF NUMBER. - The number of directors may be increased by amendment by these By-laws, by the affirmative vote of a majority of the directors, though less than a quorum, or, by the affirmative vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.



      SECTION 6. POWERS - The Board of Directors shall exercise all of the powers of the corporation except such as are conferred upon or reserved to the stockholders by law, or by the Certificate of Incorporation of the corporation or by these By-laws.

      SECTION 7. COMMITTEES. - The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member or such committee or committees, the member or members thereof present at any such meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

      Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-laws, shall have and may exercise all the posers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power of authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-laws of the corporation; and unless the resolution, these By-laws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

      SECTION 8. MEETINGS. - The newly elected Board of Directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent, in writing, of all the directors.

      Unless restricted by the incorporation document or elsewhere in these By-laws, members of the Board of Directors or any committee designated by such Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear other at the same time. Participation by such means shall constitute presence in person at such meeting.






      Regular meetings of the Board of Directors may be scheduled by a resolution adopted by the Board. The Chairman of the Board or the President or Secretary may call, and if requested by any two directors, must call a special meeting of the Board and give five (5) days notice by mail, or two (2) days notice personally or by telegraph or cable to each director. The Board of Directors may hold an annual meeting, without notice, immediately after the annual meeting of shareholders.

      SECTION 9. QUORUM. - A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

      SECTION 10. COMPENSATION. - Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

      SECTION 11. ACTION WITHOUT MEETING. - Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, it prior to such action a written consent thereto is signed by all members of the Board, or of such committee as the case may be, and such written consent is filled with the minutes of proceedings of the Board or committee.


                              ARTICLE IV
                               OFFICERS


      SECTION 1. OFFICERS. - The officers of the corporation shall be a President, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chairman, one or more Vice-Presidents and such Assistant Secretaries and Assistant
Treasurers as they may deem proper. None of the officers of the corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than two offices may be held by the same person.

      SECTION 2. OTHER OFFICERS AND AGENTS. - The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.


      SECTION 3. CHAIRMAN. - The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.


      SECTION 4. PRESIDENT. - The President shall be the chief executive officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of the President of a corporation. He shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts on behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or Assistant Secretary or an Assistant Treasurer.


      SECTION 5. VICE PRESIDENT. - Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him by the directors.


      SECTION 6. TREASURER. - The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all monies and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

      The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe.











      SECTION 7. SECRETARY. - The Secretary shall give or cause to be given notice of all meetings of stockholders and directors, and all other notices required by the law or by these By-laws, and in the case of his absence or refusal to neglect to do so, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholder, upon whose requisition the meeting is called as provided by these By-laws.
He shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the President. He shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

      SECTION 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. - Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

                              ARTICLE V
                            MISCELLANEOUS

      SECTION 1. CERTIFICATES OF STOCK. - A certificate of stock, signed by the Chairman or Vice-Chairman of the Board of Directors, if they be elected, President or Vice-President, and the Treasurer or an Assistant Treasurer, or Secretary or Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by him in the corporation. When such certificates are countersigned (1) by a transfer agent other than the corporation or its employee, or, (2) by a registrar other than the corporation or its employee, the signatures of such officers may be facsimiles.

      SECTION 2. LOST CERTIFICATES. - A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

      SECTION 3. TRANSFER OF SHARES. - The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificate shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be canceled and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.


      SECTION 4. STOCKHOLDERS RECORD DATE. - (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      (b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record is adopted by the Board of Directors.

      (c) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted.

      SECTION 5. DIVIDENDS. - Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conductive to the interests of the corporation.

      SECTION 6. SEAL. - The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words "Corporate Seal, Delaware, 2000". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

      SECTION 7. FISCAL YEAR. - The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

      SECTION 8. CHECKS. - All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.



      SECTION 9. NOTICE AND WAIVER OF NOTICE. - Whenever any notice is required by these By-laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statute.

      Whenever any notice whatsoever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                              ARTICLE VI
                              AMENDMENTS

      These By-laws may be altered or repealed and By-laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal of By-law or By-laws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat; or by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration or repeal of By-law or By-laws to be made, be contained in the notice of such special meeting.


                              ARTICLE VII
                            INDEMNIFICATION


      No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability which may be specifically defined bylaw or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by law. The corporation shall indemnify to the fullest extent permitted by law each person that such law grants the corporation the power to indemnify.









Exhibit 5.1
                              GERALD A KAUFMAN
                              ATTORNEY AT LAW
                            33 WALT WHITMAN ROAD
                                 SUITE 233
                      HUNTINGTON STATION, NEW YORK 11746
                                    ______
                            TELEPHONE (631)271-2055
                               FAX (631)271-2488


                                                      June 26, 2001


Scientio, Inc.
461 Beach 124th Street
Belle Harbor, NY 11684

                              Re: Registration Statement on Form SB-2

Ladies/Gentlemen:

      I have acted as counsel for Scientio, Inc. (The "Company") in connection with the Registration Statement on Form SB-2 to be filed by the Company with the Securities Exchange Commission (the "Registration Statement") relating to 403,000 shares of Common Stock ("Shares") to be issued as a distribution to the shareholders of Modern Technology Corp.

      In connection with the Registration Statement, I have examined such records and documents and have made such other examinations as I deemed relevant I have assumed the genuiness of all documents.

      Based upon the above examination, I am of the opinion that the Shares to be issued pursuant to the Registration
Statement are validly authorized and, when issued, will remain and be fully paid, and nonassessable.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name under the caption "Legal Matters". In giving this consent, I do not admit that I am within the category of persons whose consent is required under Section 7 or 11 of the Securities Act.

                                    Sincerely yours,


                                    Gerald A. Kaufman
GAK:jgc




Exhibit 10.1
                              AGREEMENT


Agreement made this 8th day of December by and among Modern Technology Corp., a Nevada corporation ("MTC") with an address at POB 940007, Belle Harbor, N.Y. 11694 U.S.A., Andrew N. Edmonds, an individual ("Andy") with an address at Haydon House, Station Road, Woburn Sands, Bucks MK17 8RX, United Kingdom, Anneke Edmonds (Anneke") with an address at Haydon House, Station Road, Woburn Sands, Bucks MK17 8RX, United Kingdom and Arthur Seidenfeld, an individual ("Arthur") with an address at 461 Beach 124 Street, Belle Harbor, N.Y. 11694 U.S.A.

WHEREAS the above parties desire to organize a new Delaware corporation to acquire ownership and commercialisation rights to a line of software products designated as "the family of XML products" and

WHEREAS, the parties desire to set forth their agreements and respective rights and obligations:

NOW THEREFORE IT IS AGREED AS FOLLOWS:

1. Formation of Corporation. A Delaware corporation shall be formed within 15 days from the date of this agreement with a capitalization of 30,000,000 authorized shares, par value $.001 per share. The name of the corporation shall be Scientio Inc., or if the name is not available, as agreed to by Andy and Arthur. Expenses in connection with the incorporation shall be borne by MTC.

2. Capitalization.      (a) The Corporation shall be capitalized with
30,000,000 authorized shares, which shall be common shares of the par value $.001 per share, and will issue 2,015,000 shares as follows:
                     (b) Initially, Anneke will be issued shares equal to 79% of the shares to be outstanding (1,591,850) MTC shall be issued 20% of the shares to be outstanding (403,000 shares) and Richard Kashdan will be issued 1% of the shares to be outstanding (20,150 shares).

3. Consideration.    (a) In exchange for the shares, Anneke will
assign to the Corporation all the rights, including ownership and commercialisation rights, to a line of software products developed by Andy, known as "the family of SML products" and designated in Schedule 1 hereto. Anneke declares that she is the owner of these products and has the right to sell them.

                  (b) MTC will receive its shares for agreeing to invest $188,500 as follows (1) $100,000 dollars to be invested within 60 days of the organization of the Delaware corporation
(2) $88,500 between four and six months from the date of the first investment.



                  (c) Richard Kashdan will receive his shares for the services he performed in relation to the formation of the corporation.

4. Additional Shares. In the event any additional shares are issued by the Corporation within three (3) years from the date of this agreement, then MTC will be granted an option for a period of three years to buy shares equal in number to those issued at the same price offered to the new shareholders.

5. Management.    (a) The initial board of directors shall consist of
three persons who shall be Andy Edmonds, Anneke Edmonds, and Arthur Seidenfeld. Anneke and MTC agree to vote their shares for these persons as the board of directors for a three-year period from the date hereof or until the corporation becomes a "public company", whichever is earlier.

                  (b) Officers shall be nominated as follows:

                  Andy Edmonds - President
                  Anneke Edmonds - Treasurer
                  Arthur Seidenfeld - Secretary

6. Business.      (a) The main purpose of the Delaware corporation
is to acquire the ownership and commercialisation rights to a line of software products developed by Andy and owned by Anneke and designated "the family of XML products" and set forth on schedule 1.

                  (b) In addition, Andy agrees to transfer and assign to the Delaware corporation all improvements of products in
Schedule 1 and any new software products he develops along with the revenues from any future software consulting agreements he forms with third parties and to develop software products exclusively fro the corporation for three (3) years from the date hereof.

                  (c) At the end of one year from date of
organization, in the event the Delaware corporation is unable to pay Andy a salary of at least $90,000 per annum, Andy will be free of any restrictions imposed by subparagraph (b) above, provided further that Anneke returns to the treasury of the Delaware corporation all issued shares owned by her for no compensation. Should Andy leave within the 3 year period discussed above, he agrees not to develop any products competitive with the products mentioned in Schedule 1 for a 3 year period.

7. Use of Funds. The parties agree that the $188,500 investment will be used over the next twelve months as set forth in Schedule 2 hereto and for the purposes set forth therein. There shall be no change greater than 10% in the use of proceeds in Schedule 2 unless all three directors approve the change. The corporation agrees to hire a payroll and bookkeeping service in the United Kingdom with copies sent to MTC.



8. Registration of Shares. It is the intention that the shares of the Corporation will be registered under the Securities Acts for Distribution and Trading.

      It is agreed that, at an appropriate time within a period of one year from the date hereof, the Corporation shall prepare and file a registration statement under the Securities Act of 1933 in order to distribute to MTC's shareholders, MTC's shareholdings in the Corporation on a pro rate basis.

      Andy agrees to fully cooperate with MTC's lawyers and accountants in connection with the registration of the distribution.

      MTC agrees to pay all expenses related to filing the registration statement, including legal and accounting expenses and fees.







IN WITNESS WHEREOF the parties have signed this agreement as of the day first written above.

                              Modern Technology Corp.

                              By__________________________
                              Arthur Seidenfeld, President



                              ____________________________
                              Andrew N. Edmonds





                              _____________________________
                              Anneke Edmonds




                              _____________________________
                              Arthur Seidenfeld













































                              SCHEDULE 1




The "family of XML products" is defined as follows:

A software product, initially named XML Miner, configured to be compatible with Microsoft Corporation COM interface specification, intended to read data generated by a third party application encoded in Extensible Mark-up Language (XML) as specified by the World Wide Web Consortium, and to generate from that data, using the process of rule induction, rules enabling the prediction of values of blank or missing data items in that same data set or others of compatible structure and content. The rules so generated are expressed in XML using a proprietary data structure specification or "schema" (the Rule Schema), which also forms part of the family of products.

A software product, initially names XMLRule, configured to be compatible with Microsoft Corporations COM interface specification, intended to read XML encoded rules generated by XMLMiner, or by any other source that produces XML compatible with the Rule Schema, and to enable the evaluation of the contained rules with actual data values. These data values being easily applied using the COM interface, and the products response based on the rule set being easily accessible over the same COM interface, this product can be easily incorporated into a range of web sites and applications based on Microsoft NT or Windows 2000 technology.

Support products: The first initially named "Strucfind" that displays the structure of XML document so that selection of the data values within the document to form the source of the predictions, and the data values that represent the predicted entity are made simpler. The second consisting of an "XSLT" style sheet that permits the display in human readable form of rules conforming to the Rule Schema when used in concert with a suitable web browser, the Rule Display Style Sheet.

State of Completion

XMLMiner and XMLRule have been tested with a variety of small test sets and have been shown so far to comply with the above description, but exhaustive testing, and any required corrective action, has not yet been performed. StrucFind and the Rule Display Style Sheet are not yet completed.










                              SCHEDULE 2


                  USE OF PROCEEDS - NEW CORPORATION


Salary - Andy Edmonds                   $120,000
Rent and use of equipment                 21,000
Advertising                               15,000
Telephone                                  3,000
Increase in Bandwidth                      8,500
Added software professionals               9,500
Bookkeeping and payroll                    1,500
                                        --------
TOTAL                                   $188,500
                                        ========






























Exhibit 23.2


              Independent Auditors' Consent

We consent to the use in this Registration Statement of Scientio Inc on Form SB-2 of our report dated June 12, 2001, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading
"Experts" in such Prospectus.




Greenberg & Company CPA's LLC


Springfield, NJ
June 26, 2001